SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------



                                    FORM 8-A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                       MUNIHOLDINGS INSURED FUND III, INC.
                       -----------------------------------

             (Exact name of registrant as specified in its charter)


         Maryland                              Applied For
---------------------------        ---------------------------------
(State of incorporation or         (IRS employer identification no.)
organization)


MuniHoldings Indured Fund III, Inc.                            08536
800 Scudders Mill Road                                      ---------
Plainsboro, New Jersey                                      (zip code)
-----------------------
(Address of principal executive
offices)


Securities to be registered pursuant to Section 12(b) of the Act:



Title of each class to be               Name of each exchange on which each
so registered                           class is to be registered
--------------------------              -----------------------------------

Shares of Common Stock,                 New York Stock Exchange
par value $.10 per share


Securities to be registered pursuant to Section 12(g) of the Act:

None


Item 1.  Description of Registrant's Securities to be Registered.

         The section captioned "Description of Capital Stock" in the Registrant's prospectus dated May 25, 1999 forming a part of the Registrant's Registration Statement on Form N-2 (No. 333-75949) (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on May 25, 1999, is incorporated herein by reference.

Item 2.  Exhibits.

(I) The following exhibits have been filed with the Commission:

               (1)   Form of Certificate for Common Stock.*

               (2) Portions of the Charter and the By-Laws of the Registrant defining the rights of holders of Common Stock**

(II) The following exhibits are to be filed with the New York Stock Exchange only:

               (1)   Not applicable.
               (2)   Not applicable.
               (3)   Not applicable.
               (4)   (a) Charter of the Registrant.
                     (b) By-Laws of the Registrant.
               (5)   Specimen Certificate for Common Stock.
               (6)   Not applicable.









---------------------
*   Incorporated by reference to Exhibit (d)(2) to the Registration Statement.

**  Incorporated by reference to Exhibit (d)(1) to the  Registration Statement.

         SIGNATURE



         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        MUNIHOLDINGS INSURED FUND III, INC.
                                           (Registrant)



                                        By:  /s/ Bradley J. Lucido
                                           ---------------------------
                                             Bradley J. Lucido
                                             Secretary



June 4, 1999